UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

OCERA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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555 TWIN DOLPHIN DRIVE, SUITE 615
REDWOOD CITY, CALIFORNIA 94065

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:
The Board of Directors of OCERA THERAPEUTICS, INC. (referred to herein as “Ocera,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the Company’s 2017 Annual Meeting of Stockholders (referred to herein as, the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held on June 20, 2017 at 9:00 a.m. Pacific Time at the offices of Domain Associates, located at 12481 High Bluff Drive, Suite 150, San Diego, California 92130.
At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2017 Annual Meeting of Stockholders and Proxy Statement.
Our Board of Directors has fixed the close of business on April 24, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments or postponements of the Annual Meeting.
This Notice of 2017 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2016 Annual Report on Form 10-K (referred to herein collectively as the “Proxy Materials”) include information that you should read before you vote on the proposals that will be presented at the Annual Meeting. The Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is being mailed to all beneficial owners entitled to vote at the Annual Meeting for the first time on or about May 8, 2017. In addition, on or about May 8, 2017, we will begin mailing the Proxy Materials to all stockholders of record entitled to vote at the Annual Meeting as of the record date.
We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet or by telephone. You may also vote by mail by requesting a printed copy of the Proxy Materials and then by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.
We look forward to seeing you at the Annual Meeting.

Sincerely yours,
Linda S. Grais, M.D. President and Chief Executive Officer
Redwood City, California
April 25, 2017

555 TWIN DOLPHIN DRIVE, SUITE 615
REDWOOD CITY, CALIFORNIA 94065

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Date and Time:	Tuesday, June 20, 2017 at 9:00 a.m. Pacific Time
Place:	Domain Associates 12481 High Bluff Drive, Suite 150 San Diego, CA 92130
Items of Business:	(1)
To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company’s 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Nina Kjellson
Steven P. James	Anne M. VanLent
Wendell Wierenga, Ph.D.	Willard Dere, M.D.
Linda S. Grais, M.D.

	(2)	To hold a non-binding, advisory vote on the compensation of our named executive officers;
	(3)	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2017 fiscal year; and
	(4)	To transact such other business as may properly be brought before the meeting.
Record Date:	Stockholders of record as of the close of business on April 24, 2017 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.
Voting:
Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. To vote by proxy, please follow the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors
Linda S. Grais, M.D. Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 20, 2017: This notice of the 2017 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2016 Annual Report are available at www.cstproxy.com/ocerainc/2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
We have sent you the Notice of Internet Availability or Proxy Materials, as applicable, because the Board of Directors of Ocera Therapeutics, Inc., sometimes referred to herein as the Company or Ocera, is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. We intend to mail the Notice of Internet Availability on or about May 8, 2017 to all beneficial owners entitled to vote at the Annual Meeting. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the Proxy Materials through the Internet; (ii) submit their proxy; and (iii) receive printed Proxy Materials. Also on or about May 8, 2017, printed Proxy Materials, including our 2017 Proxy Statement and our 2016 Annual Report on Form 10-K, will be mailed to all stockholders of record entitled to vote at the Annual Meeting. On the mailing date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.cstproxy.com/ocerainc/2017.
Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions included in the Notice of Internet Availability. Providing future proxy materials electronically by e-mail saves some of the costs associated with printing and delivering the materials and reduces the environmental impact of our annual meetings. An election to receive proxy materials electronically by e-mail will remain in effect until such time as the stockholder elects to terminate it.
How do I attend the Annual Meeting?
The meeting will be held on Tuesday, June 20, 2017 at 9:00 a.m. Pacific Time at the offices of Domain Associates, located at 12481 High Bluff Drive, Suite 150, San Diego, California 92130. A map with driving directions to the Annual Meeting appears on the back cover of this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 24, 2017 will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on April 24, 2017 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by telephone or through the Internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 24, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are three (3) matters scheduled for a vote:

(1)
To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company's 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Linda S. Grais, M.D.
Steven P. James	Nina Kjellson
Wendell Wierenga, Ph.D.	Anne M. VanLent
Willard Dere, M.D.

(2)	To hold a non-binding, advisory vote on the compensation of our named executive officers; and

(3)	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2017 fiscal year.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote "for" all the nominees to the Board of Directors or you may "withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "for" or "against" or "abstain" from voting. The procedures for voting are simple:
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee, or nominee. In most cases, you will be able to do this by telephone, through the Internet, or by mail. If you are a stockholder of record, please refer to the summary instructions on the proxy card included with your Proxy Materials or the instructions on how to vote contained in the Notice of Internet Availability. If you hold your shares in street name, the voting instructions will be communicated to you by your broker, bank, trustee, or nominee. The Notice of Internet Availability also provides instructions on how you can request a printed copy of the Proxy Materials and proxy card if you desire.
By Telephone or through the Internet—If you have telephone or Internet access, you may submit your proxy by following the instructions included with your Proxy Materials or, if you requested a printed copy of the Proxy Materials, on the proxy card. If you provide specific voting instructions, your shares will be voted as you have instructed.
The telephone and Internet proxy voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on June 19, 2017, unless the meeting is postponed or adjourned, in which case such voting facilities may remain open or be reopened until the day before the postponed or adjourned meeting.
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or nominee. Therefore, we recommend that you follow the voting instructions in the materials provided to you from your broker, bank, trustee, or nominee.
If you vote by telephone or through the Internet, you do not have to return a proxy card or voting instruction card.
The telephone and Internet proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend the Annual Meeting in person.
By Mail—If you requested a printed copy of the Proxy Materials, you may submit your proxy by mail by signing the proxy card or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee, or nominee and mailing it in the postage-paid envelope that is included. If you provide specific voting instructions, your shares will be voted as you have instructed.

Why did I receive the Notice of Internet Availability in the mail instead of printed Proxy Materials?
We have implemented the Notice and Access Rule enacted by the Securities and Exchange Commission (the "SEC") for distribution of materials for the Annual Meeting. Accordingly, we are sending a Notice of Internet Availability to our beneficial owners. All stockholders will be able to access the Proxy Materials (2017 Proxy Statement and the 2016 Annual Report on Form 10-K) through the Internet at the website address noted on the Notice of Internet Availability. We believe that the electronic availability of materials is an appropriate proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of our annual meetings. Stockholders may request to receive printed copies of the Proxy Materials.
How can I access the proxy materials electronically?
The Notice of Internet Availability provides you with instructions regarding how to view our Proxy Materials through the Internet. Specifically, you may view a copy of the Proxy Materials, including an electronic copy of our 2016 Annual Report on Form 10-K, on the Internet by visiting www.cstproxy.com/ocerainc/2017.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 24, 2017.
Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials or Notices of Internet Availability, as applicable, to beneficial owners.
What does it mean if I receive more than one set of Proxy Materials?
If you receive more than one set of Proxy Materials or more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the Proxy Materials or the Notice of Internet Availability, as applicable, to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 555 Twin Dolphin Drive, Suite 615, Redwood City, California 94065.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card is the one that is counted.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
All votes will be counted by the inspector of election appointed for the meeting, who will separately count (i) for Proposal No. 1 (the proposal to elect directors), votes "for" and "withhold" votes and (ii) for each of the other proposals, votes "for", "against", "abstain", and if applicable, broker non-votes.
With respect to Proposal No. 1 (Election of Directors), you may vote "for" or "withhold" authority to vote for each of the nominees for the Board of Directors. If you "withhold" authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.
With respect to Proposal Nos. 2 and 3, you may vote "for," "against" or "abstain" from voting on the proposal. If you "abstain" from voting with respect to a proposal, your vote will not be counted towards the vote for each proposal, and will have no effect on the proposals. Broker non-votes, if applicable, will have no effect on the vote for these proposals.

What are "broker non-votes"?
Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," or "discretionary" but not with respect to "non-routine" matters.
How many votes are needed to approve each proposal?

1.
Proposal No. 1 (Election of Directors)—To be approved, the directors shall be elected by a plurality of the votes cast (meaning that the seven (7) director nominees who receive the highest number of shares voted "for" their election are elected) and are to serve until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified. If you "withhold" your vote with respect to one or more of the nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Proposal No. 1 is not considered to be a routine or discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker "non-votes." Broker non-votes will be disregarded and will have no effect on the outcome of this proposal.

2.
Proposal No. 2 (The advisory vote on compensation of our named executive officers)—To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as described in this Proxy Statement the affirmative vote of the majority of the votes cast (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal) either in person at the Annual Meeting or by proxy is required. Proposal No. 2 is not considered to be a routine or discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker "non-votes." Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

3.
Proposal No. 3 (Ratification of the selection of Ernst & Young LLP as our independent auditors for 2017)—To approve the ratification of the appointment of independent accountants requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal) either in person at the Annual Meeting or by proxy. Proposal No. 3 is considered to be a routine or discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. As a result, no broker non-votes are expected to exist in connection with this proposal. Abstentions and broker non-votes, if any, will not be counted as "votes cast" and will therefore have no effect on the proposal.

What are the Board of Directors' recommendations?
The Board of Directors unanimously recommends that you vote your shares as follows:

•	FOR each of the seven (7) nominees to the Board of Directors (Proposal No. 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

•	FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017 (Proposal No. 3).
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What is "householding" and how does it affect me?
We have adopted a procedure, approved by the SEC, called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice of Internet Availability or Proxy Materials, as applicable, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding, and who have opted to receive printed copies of the Proxy Materials, will continue to receive separate proxy cards.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or the Proxy Materials, as applicable, or if you hold Ocera stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Continental Stock Transfer & Trust Company by mail at 17 Battery Place, New York, NY 10004.
If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as applicable, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Continental as indicated above.
If you are a beneficial owner, you can request information about householding from the organization that holds your shares.
What Proxy Materials are available on the Internet?
The letter to stockholders, notice of annual meeting, Proxy Statement, Annual Report on Form 10-K are available at www.cstproxy.com/ocerainc/2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us concerning the beneficial ownership of our common stock as of March 31, 2017 for:

•
each person known by us to beneficially own more than 5% of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 31, 2017;

•	each of our directors;

•	each of our executive officers who are listed under "Executive Officers" below; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of March 31, 2017, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 25,962,848 shares outstanding on March 31, 2017, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each beneficial owner named in the table is c/o Ocera Therapeutics, Inc., 555 Twin Dolphin Drive, Suite 615, Redwood City, California 94065.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
More than 5% Stockholders
Domain Associates, L.L.C. and affiliates(1) One Palmer Square Princeton, New Jersey 08542	2,956,648	11.39%
Venrock Healthcare Capital Partners, L.P.(2) 530 Fifth Avenue, 22nd Floor New York, New York 10036	2,270,668	8.75%
Perceptive Advisors LLC.(3) 51 Astor Place, 10th Floor New York, New York,	2,150,000	8.28%
Great Point Partners, LLC and affiliates(4) 165 Mason Street, 3rd Floor Greenwich, Connecticut 06830	2,069,336	7.97%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Linda S. Grais, M.D.(5)	854,786	3.29%
Michael Byrnes(6)	183,090	*
Stan Bukofzer, M.D.(7)	146,600	*
Gaurav Aggarwal, M.D.(8)	190,975	*
Eckard Weber, M.D.(1)(9)	412,880	1.59%
Steven P. James(10)	34,791	*
Nina Kjellson(11)	68,161	*
Michael Powell, Ph.D.(12)	70,520	*
Anne M. VanLent(13)	54,943	*
Wendell Wierenga, Ph.D.(14)	53,541	*
Willard Dere, M.D.	—	*
All executive officers and directors as a group (10 persons)(15)	1,879,312	7.24%

*	Represents beneficial ownership of less than one percent of our common stock.

(1)
Consists of (i) 988,285 shares held by Domain Partners VIII, L.P. (“DP VIII”), (ii) 7,333 shares held by DP VIII Associates, L.P. (“DP VIII Associates”), (iii) 1,897,336 shares held by Domain Partners VI, L.P. (“DP VI”), including 40,300 shares issuable upon exercise of warrants, (iv) 15,731 shares held by DP VI Associates, L.P. (“DP VI Associates”), and (v) 47,963 shares held by Domain Associates, L.L.C. (“DA”). The principal business of each of DP VIII, DP VIII Associates, DP VI and DP VI Associates is that of a private investment partnership. The sole general partner of DP VIII and DP VIII Associates is One Palmer Square Associates VIII, LLC, a Delaware limited liability company (“OPSA VIII”). The principal business of OPSA VIII is that of acting as the general partner of DP VIII and DP VIII Associates. The sole general partner of DP VI and DP VI Associates is One Palmer Square Associates VI, LLC, a Delaware limited liability company (“OPSA VI”). The principal business of OPSA VI is that of acting as the general partner of DP VI and DP VI Associates. The principal business of DA is that of a venture capital management company. James C. Blair, Brian H. Dovey, Jesse I. Treu, Brian K. Halak, Nicole Vitullo and Kim P. Kamdar are the managing members of DA and have shared voting and dispositive power over the shares beneficially owned by DA. James C. Blair, Brian H. Dovey, Jesse I. Treu and Nicole Vitullo are the managing members of OPSA VI and have shared voting and dispositive power over the shares beneficially owned by DP VI and DP VI Associates. James C. Blair, Brian H. Dovey, Brian K. Halak, Jesse I. Treu, and Nicole Vitullo are the managing members of OPSA VIII and have shared voting and dispositive power over the shares beneficially owned by DP VIII and DP VIII Associates. Eckard Weber, M.D., the Chairman of the Company's board of directors, is an employee of DA and a member of OPSA VI and OPSA VIII. Dr. Weber has no voting or investment control with respect to any of the above noted holdings. Dr. Weber disclaims beneficial ownership of the shares reflected above as beneficially owned by DA, DPVI, DP VI Associates, DPVIII and DP VIII Associates except to the extent (if any) of his pecuniary interest therein. With respect to the ownership information relating to stockholders affiliated with Domain Associates, L.L.C., we have relied on information supplied by DP VIII on Schedule 13D filed with the Securities and Exchange Commission on July 25, 2013.

(2)
Consists of (i) 889,990 shares of common stock owned by Venrock Healthcare Capital Partners, L.P. (“VHCP”), including 118,981 shares underlying immediately exercisable warrants; (ii) 162,806 shares of common stock owned by VHCP Co-Investment Holdings, LLC (“VHCP Co-Investment”), including 21,765 shares underlying immediately exercisable warrants; (iii) 866,563 shares of common stock owned by Venrock Healthcare Capital Partners II, L.P. (“VHCP II”); and (iv) 351,309 shares of common stock owned by VHCP Co-Investment Holdings II, LLC (“VHCP Co-Investment II”). VHCP Management is the general partner of VHCP and the manager of VHCP Co-Investment. VHCP Management II is the general partner of VHCP II and the manager of VHCP Co-Investment II. Bong Koh and Nimish Shah are the managing members of VHCP Management and VHCP Management II. With respect to the ownership information relating to stockholders affiliated with Venrock Healthcare Capital Partners, L.P., we have relied on information supplied by Venrock Healthcare Capital Partners, L.P. on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017.

(3)
Consists of 2,150,000 shares of common stock owned by Perceptive Advisors LLC. and Joseph Edelman, 2,038,880 of which are held by Perceptive Life Sciences Master Fund Ltd, a private investment fund (the "Fund") to which Perceptive Advisors LLC serves as the investment manager, and 111,120 of which are held in a trading account to which Perceptive Advisors LLC serves as the investment manager. Mr. Edelman is the managing member of Perceptive Advisors LLC.

(4)
Consists of (i) 816,079 shares of common stock and warrants to purchase 45,841 shares of common stock held by Biomedical Value Fund, L.P. (“BVF”), (ii) 594,151 shares of common stock and warrants to purchase 25,981 shares of common stock held by Biomedical Offshore Value Fund, Ltd. (“BOVF”), (iii) 33,107 shares of common stock and warrants to purchase 11,770 shares of common stock held by Biomedical Institutional Value Fund, L.P. (“BIVF”), (iv) 470,683 shares of common stock and warrants to purchase 19,202 shares of common stock held by Class D Series of GEF-PS, LP (“GEF-PS”), and (v) 49,757 shares of common stock and warrants to purchase 2,765 shares of common stock held by WS Investments II, LLC (“WS”). Great Point Partners, LLC (“Great Point”) is the investment manager of BVF, BOVF, BIVF, GEF-PS and WS, and by virtue of such status may be deemed to be the beneficial owner of such shares. Jeffrey R. Jay, M.D. is the senior managing member of Great Point and David Kroin is the special managing member of Great Point, and each has voting and investment power with respect to all such shares, and therefore may be deemed to be the beneficial owner of such shares. Great Point, Jeffrey R. Jay, M.D and David Kroin disclaim beneficial ownership of such shares described above, except to the extent of their respective pecuniary interests. With respect to the ownership information relating to stockholders affiliated with Great Point, we have relied on information supplied by Great Point on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017.

(5)	Shares for Dr. Grais consist of 70,000 shares of common stock and 784,786 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(6)	Shares for Mr. Byrnes consist of 13,000 shares of common stock and 170,090 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(7)	Shares for Dr. Bukofzer consist of 2,500 shares of common stock and 144,100 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(8)	Shares for Dr. Aggarwal consist of 20,000 shares of common stock and 170,975 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(9)
Shares for Dr. Weber consist of 356,688 shares of common stock held indirectly by the Eckard Weber Living Trust and 56,192 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2016.

(10)	Shares for Mr. James consist of 34,791 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(11)	Shares for Ms. Kjellson consist of 68,161 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(12)
Shares for Dr. Powell consist of 56,192 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017. Additionally, Sofinnova Management VI, L.L.C. ("SV LLC") beneficially owned 14,328 shares of common stock as of March 31, 2017. Dr. Powell, James I. Healy, Alain L. Azan and Eric P. Buatois, the managing members of SV LLC, may be deemed to share voting and dispositive power over the shares held by such entities. SV LLC and its managing members disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(13)	Shares for Ms. VanLent consist of 54,943 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(14)	Shares for Dr. Wierenga consist of 5,000 shares of common stock and 48,541 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017.

(15)	Includes 1,417,796 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2017. This number includes all directors and executive officers as of March 31, 2017.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors of the Company currently consists of eight directors. Pursuant to the provisions of the Company's certificate of incorporation and amended and restated bylaws, each member of our Board of Directors is to be elected each year to hold office for one year until the annual meeting of stockholders after such election and under their respective successors shall have been duly elected and qualified. Dr. Michael Powell, one of our current directors, has determined not to stand for re-election and to retire from the Board of Directors effective as of the date of the Annual Meeting. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee (referred to herein as, the "Nominating Committee"), has nominated the seven persons named below, and the Board of Directors also recommends that the stockholders elect all of the Board of Directors' director nominees at this year's Annual Meeting to serve until our 2018 annual meeting of Stockholders. The proxies solicited by this Proxy Statement cannot be voted for more than seven nominees at the Annual Meeting. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holders may vote for a substitute nominee chosen by the present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Biographical information and the attributes, skills and experience of each nominee that led our Nominating Committee and Board of Directors to determine that each person should serve as a director are discussed below.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL ON PROPOSAL NO. 1 TO ELECT EACH OF THE NOMINEES LISTED BELOW AS DIRECTORS.

BOARD OF DIRECTORS
The following information is furnished with respect to each of our directors who are nominated for election at the Annual Meeting. The Board of Directors set the number of directors at seven, effective as of the Annual Meeting. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, appears previously under the heading “Security Ownership of Certain Beneficial Owners and Management.”
MANAGEMENT DIRECTORS

Name	Age	Position
Linda S. Grais, M.D.	60	President, Chief Executive Officer and Director
Linda S. Grais, M.D. has served as one of our directors and as our President and Chief Executive Officer since the date of our merger with Tranzyme, Inc. in July 2013 (the "Merger"), as a member of the board of directors of Ocera Therapeutics, Inc. when it was a privately held Delaware corporation ("Private Ocera") since January 2008 and as President and Chief Executive Officer of Private Ocera since June 2012. Prior to her employment by Private Ocera, Dr. Grais served as a Managing Member at InterWest Partners, a venture capital firm, from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. She currently serves on the board of directors of Arca Biopharma, Inc. (NASDAQ:ABIO) and PRA Health Sciences (NASDAQ:PRAH). Dr. Grais received a B.A. from Yale University, magna cum laude, and Phi Beta Kappa, an M.D. from Yale Medical School and a J.D. from Stanford Law School. As President and Chief Executive Officer, Dr. Grais brings to our Board of Directors her diverse training and experience as both a medical doctor and a lawyer, her experience as a founder and senior executive of a pharmaceutical company, and her experience as an investor in new life sciences companies.
NON‑MANAGEMENT DIRECTORS

Name	Age	Position
Eckard Weber, M.D.(1)	67	Chairman of the Board of Directors
Steven P. James(2)	58	Lead Independent Director
Nina Kjellson(2)(3)	42	Director
Anne M. VanLent(1)(3)	69	Director
Wendell Wierenga, Ph.D.(2)	69	Director
Willard Dere, M.D.(4)	63	Director

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

(4)
On March 31, 2017, Dr. Powell informed the Board of Directors that he will not stand for re-election at the Annual Meeting and will retire from the Board of Directors, and all committees thereof, effective as of the date of the Annual Meeting. Assuming he is elected at the Annual Meeting, the Board of Directors has elected Dr. Dere to join the Audit Committee.

Eckard Weber, M.D. has served as the Chairman of our Board of Directors since the closing of the Merger. Dr. Weber was a co-founder of Private Ocera and served as Chief Executive Officer from February 2005 to August 2005, a member of its board of directors from its inception in December 2004 to July 2013, and as the chairman of Private Ocera’s board of directors from 2004 to July 2013. Dr. Weber is also a partner with Domain Associates, L.L.C., a private venture capital management firm focused on life sciences, a position he has held since 2001. Dr. Weber is chairman of the board of

Tragara Pharmaceuticals, Inc. Dr. Weber is a member of the board of directors of Adynxx, Inc. and Alyrxx, Inc. During the last five years, Dr. Weber served on the board of Atara Biotherapeutics, Inc. (NASDAQ:ATRA), Orexigen Therapeutics, Inc. (NASDAQ:OREX), and Tobira Therapeutics, Inc. (NASDAQ:TBRA). Dr. Weber was chairman of Peninsula Pharmaceuticals, Inc., until the company was sold to Johnson & Johnson in 2005, chairman of Cerexa, Inc., until the company was sold to Forest Laboratories, Inc., in January 2007, chairman of NovaCardia, Inc., until the company was sold to Merck in September 2007, chairman of Calixa Therapeutics until the company was sold to Cubist Pharmaceuticals in December 2009 and a board member of Conforma Therapeutics Corporation and Cabrellis Pharmaceuticals Corporation until they were sold to Biogen-IDEC, Inc., and Pharmion Corporation, respectively. Dr. Weber also has over 20 years of drug discovery and development experience and has been a consultant to biotechnology and pharmaceutical companies. Until 1995, he was a tenured Professor of Pharmacology at the University of California, Irvine. Dr. Weber is the inventor or co-inventor of numerous patents and patent applications, and has published over 130 papers in scientific periodicals. Dr. Weber holds an undergraduate degree from Kolping Kolleg in Germany and an M.D. (Dr. med.) from the University of Ulm Medical School in Germany. He received his postdoctoral training in neuroscience at Stanford University Medical School. We believe Dr. Weber adds significant value to our Board of Directors because of his operational, strategic and corporate leadership experience, and his experience as a founding chief executive officer and board member of, and consultant to, numerous biopharmaceutical companies.
Steven P. James has served as our Lead Independent Director since September 2014. Mr. James is interim Chief Executive Officer and serves on the board of PIONYR Immunotherapeutics, a biopharmaceutical company developing oncology drugs. Mr. James served as the President and Founding Chief Executive Officer of Labrys Biologics, Inc., a private venture‑backed start‑up developing a monoclonal antibody against neuropeptide calcitonin gene related peptide (CGRP) for the prevention of chronic migraine, from December 2012 until the company was acquired by Teva Pharmaceuticals in July 2014. From October 2004 to December 2012, Mr. James served as President and Chief Executive Officer of KAI Pharmaceuticals, Inc. (“KAI”), which was acquired by Amgen in 2012. Prior to joining KAI, he held leadership positions at Exelixis, Inc., Sunesis Pharmaceuticals, Inc., and Isis Pharmaceuticals. Mr. James previously held business development, marketing and general management positions with Landec Corporation, California Biotechnology and Eli Lilly & Company. Mr. James holds a B.A. in Biology from Brown University and a Masters in Management from the Kellogg Graduate School of Management at Northwestern University. Mr. James also currently serves on the board of Cascadian Therapeutics (NASDAQ:CASC), formerly Oncothyreon Inc., and several private biotechnology companies and is a member of the board of trustees of Middlebridge School in Rhode Island. We believe that Mr. James’ extensive experience as an executive of pharmaceutical companies makes him a valuable member of our Board of Directors.
Nina Kjellson has served as one of our directors since the closing of the Merger. Ms. Kjellson served as a member of the board of directors of Private Ocera from June 2011 to July 2013. Ms. Kjellson is a managing director at Canaan Partners, a venture capital firm, where she has been employed since September 2015. From June 2002 to August 2015, she served as a principal and General Partner at InterWest Partners, a venture capital firm. From June 2000 to June 2002, she served as an investment manager at Bay City Capital, a life sciences merchant bank, and from October 1999 to June 2000, as a research associate at Oracle Partners, a healthcare‑focused hedge fund. From August 1997 to September 1999, Ms. Kjellson conducted health policy and survey research with the Kaiser Family Foundation, a private foundation focusing on healthcare issues. She holds a B.A. in Human Biology from Stanford University. Ms. Kjellson has served as a member of the previously privately-held Eiger BioPharmaceuticals, Inc., now listed on the NASDAQ (NASDAQ:EIGR), a biopharmaceutical company focused on the development of novel products for the treatment of orphan diseases. Ms. Kjellson also served on the board of directors of Trius Therapeutics, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of antibiotics for serious infections formerly listed on the NASDAQ, from February 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. We believe Ms. Kjellson’s extensive healthcare investment experience, knowledge of financial markets and expertise in biopharmaceuticals companies makes her a valuable member of our Board of Directors.
Anne M. VanLent has served as one of our directors since March 2011. Ms. VanLent is currently the President of AMV Advisors, a company which she founded in May 2008 to provide corporate strategy and financial consulting services to emerging growth life sciences companies. From May 2002 through April 2008, Ms. VanLent was the Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a company that developed and marketed prescription dermatology products that was publicly-traded before being acquired by Stiefel Laboratories in August 2008. From July 1997 to October 2001, she was the Executive Vice President—Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as the Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. Ms. VanLent also currently serves as lead independent director of, chair of the audit committee of and a member of the nominating and corporate governance committee of Aviragen Therapeutics, Inc. (NASDAQ:AVIR), and as a director of, and chair of the audit committee of Advanced Genetic Technologies Corporation (NASDAQ:AGTC), and as a director of, and a member of the compliance committee and audit committees of Novelion Therapeutics, Inc. (NASDAQ:NVLN). Novelion was recently formed from the merger of QLT, Inc. (NASDAQ:QLTI) and Aegerion Pharmaceuticals, Inc. (NASDAQ:AEGR), where she served as a director, chair of the audit committee, and member of the compliance committee. Within the past five years, Ms. VanLent formerly served on the board of directors of Integra Life Sciences Holding Corporation (NASDAQ:IART) and Onconova Therapeutics, Inc. (NASDQA:ONTX). Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. We believe that Ms. VanLent’s significant management experience in both public and private life sciences companies, as well as expertise in financial and accounting matters make her a valuable member of our Board of Directors and enable her to serve as our audit committee financial expert.
Wendell Wierenga, Ph.D. has served as one of our directors since December 2013. Dr. Wierenga has served on the boards of directors of eight biotech companies including Onyx Pharmaceuticals Inc., which was listed on the NASDAQ until its acquisition by Amgen Inc. in October 2013, and currently, serves on the boards of Cytokinetics, Incorporated (NASDAQ:CYTK), Concert Pharmaceuticals, Inc. (NASDAQ:CNCE) and Apricus Biosciences, Inc. (NASDAQ:APRI). Dr. Wierenga has also been a member of the scientific advisory board of seven biotech and pharmaceutical companies. Most recently, Dr. Wierenga was executive vice president, research and development at Santarus, Inc. (“Santarus”) from June 2011 until January 2014. Prior to joining Santarus in June 2011, he was executive vice president of research and development at Ambit Biosciences, Inc., a biopharmaceutical company engaged in the discovery and development of small‑molecule kinase inhibitors, since January 2007. Dr. Wierenga served as executive vice president of research and development at Neurocrine Biosciences, Inc., a biopharmaceutical company developing therapeutics for neuropsychiatric, neuroinflammatory and neurodegenerative diseases, from 2003 to 2007. From 2000 to 2003, Dr. Wierenga was chief executive officer of Syrrx, Inc. (“Syrrx”), a company focused on small‑molecule drug compounds. Prior to joining Syrrx, from 1990 to 2000, he was senior vice president of worldwide pharmaceutical sciences, technologies and development at Parke‑Davis, a division of Warner Lambert Co., a pharmaceutical company, acquired by Pfizer Inc. in 2000. Prior to Parke‑Davis, Dr. Wierenga worked at Upjohn Co., later Pharmacia & Upjohn, Inc., a pharmaceutical and biotechnology company, for 16 years in various positions, most recently as executive director of discovery research. Pfizer acquired Pharmacia & Upjohn, then named Pharmacia Corp., in 2002. Dr. Wierenga has led or participated in the research and development of more than 70 Investigational New Drugs, over 15 New Drug Applications and 16 marketed products, including Lipitor, Neurontin, Lyrica, and Uceris. Dr. Wierenga received a B.S. from Hope College and a Ph.D. in chemistry from Stanford University. Dr. Wierenga brings extensive experience working in various pharmaceutical companies as well as in background in pharmaceutical research, clinical development and regulatory matters to our Board of Directors.
Willard Dere, M.D. has served as one of our directors since October 2016. Dr. Dere serves as the Professor of Internal Medicine; B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical and Translational Science at the University of Utah Health Sciences Center. Prior to re-joining academia in November 2014, Dr. Dere was in the biopharmaceutical industry for 25 years. He joined Amgen in 2003 where he held multiple roles including head of global development, international research and development, and both corporate and international chief medical officer. He led the development program for Prolia and several other programs, and retired from Amgen in October 2014. He began his career at Eli Lilly in 1989 and held a number of different global roles in clinical pharmacology, regulatory affairs, and both early-stage translational, and late-stage clinical research. While at Eli Lilly, he led the development of Evista and Forteo. Dr. Dere currently serves on the board of directors of Radius Health, Inc. (NASDAQ:RDUS) and BioMarin Pharmaceutical Inc. (NASDAQ:BMRN) and serves on the scientific advisory board of the California Institute of Regenerative Medicine. Previously, Dr. Dere served on the faculty at the University of Utah for four years and is a fellow in the American College of Physicians. Dr. Dere received his B.A. and M.D. from the University of California, Davis. Dr. Dere brings extensive experience working in various pharmaceutical companies as well as background in pharmaceutical research, clinical development and regulatory matters to our Board of Directors.
Board of Directors’ Leadership Structure and Board of Directors’ Role in Risk Oversight
The positions of Chairman of the Board of Directors and Chief Executive Officer are presently separated and have historically been separated at our company. We believe that separating these positions allows our Chief Executive Officer to focus on our day‑to‑day business, while allowing our Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Additionally, in September 2014, our Board of Directors appointed Steven P. James as our Lead Independent Director. As Lead Independent Director, Mr. James presides at all executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having limited commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel as more fully discussed under “Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2016. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.
Composition of our Board of Directors
Director Independence
As required under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time. Our Board of Directors has determined that all non-employee members of our Board of Directors, Eckard Weber, M.D., Steven P. James, Nina Kjellson, Anne M. VanLent, Wendell Wierenga, Ph.D. and Willard Dere, M.D., are independent under the applicable rules and regulations of the SEC and NASDAQ. There are no family relationships among any of our directors or executive officers.
Committees of Our Board of Directors
Our Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes‑Oxley Act of 2002, NASDAQ and the SEC rules and regulations. A brief description of these committees and their current membership follows.
Compensation Committee. The current members of our Compensation Committee are Steven P. James, who is the chair of the committee, Nina Kjellson and Wendell Wierenga, Ph.D. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of the SEC and NASDAQ and is a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In 2016, our Compensation Committee met four times, either in person or by conference telephone. You can find our Compensation Committee charter on the “Investor Relations” page of our website, www.ocerainc.com, under the “Corporate Governance” tab. Our Compensation Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	evaluating the performance of these officers in light of those goals and objectives;

•	reviewing and approving the compensation of these officers based on such evaluations;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	retaining, terminating and approving the compensation of any compensation advisers;

•	reviewing and approving our policies and procedures for the grant of equity‑based awards;

•	reviewing and approving grants of awards under our incentive‑based compensation plans and equity‑based plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•	reviewing and evaluating, at least annually, the performance of our Compensation Committee and its members, and reporting to the Board of Directors on the results of such evaluation.
Audit Committee. The current members of our Audit Committee are Anne M. VanLent, who is the chair of the committee, Eckard Weber, M.D., and Michael Powell, Ph.D. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Anne M. VanLent is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of our Audit Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2016, the Audit Committee met five times, either in person or by conference telephone. You can find the Audit Committee charter on the “Investor Relations” page of our website, www.ocerainc.com, under the “Corporate Governance” tab. The Audit Committee’s responsibilities include:

•	overseeing our corporate accounting and financial reporting process;

•	evaluating the independent auditors’ qualifications, independence and performance;

•	determining the engagement of the independent auditors;

•	reviewing and approving the scope of the annual audit and the audit fee;

•	discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

•	approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

•	reviewing our critical accounting policies and estimates;

•	overseeing our internal audit function; and

•	annually reviewing the Audit Committee charter and the Audit Committee’s performance.
Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Anne M. VanLent, who is the chair of the committee, Nina Kjellson and Michael Powell, Ph.D. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2016, the Nominating and Corporate Governance Committee met three times. You can find the Nominating and Corporate Governance Committee charter on the “Investor Relations” page of our website, www.ocerainc.com, under the “Corporate Governance” tab. The Nominating and Corporate Governance Committee responsibilities include:

•	making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors;

•	overseeing our corporate governance guidelines; and

•	reporting and making recommendations to our Board of Directors concerning governance matters.
Other Committees. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.
Compensation Committee Interlocks and Insider Participation
During 2016, Steven P. James, Nina Kjellson and Wendell Wierenga, Ph.D. served as members of our Compensation Committee. None of the members of our Compensation Committee has at any time been one of our officers or employees or had any relationship requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Communications with our Board of Directors or Individual Directors
Our Board of Directors provides to every stockholder the ability to communicate with our Board of Directors, as a whole, and with individual directors in his or her capacity as a member of the Board. Stockholders may send such communications to the attention of the Chairman of our Board of Directors or the applicable individual director by facsimile to (650) 521‑5677 or by U.S. mail (including courier or expedited delivery service) to our principal executive offices, at 555 Twin Dolphin Drive, Suite 615, Redwood City, California 94065. We will forward all such stockholder communications to the Chairman of our Board of Directors, as a representative of our Board of Directors, or to the director to whom the communication is addressed.

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Committee Charters
Our Board of Directors has approved Corporate Governance Guidelines, and established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which operates in accordance with a charter that has been adopted by the Board of Directors. The Corporate Governance Guidelines, together with these charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the charters on our corporate website at www.ocerainc.com.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Accounting and Auditing Matters Open Door Policy
We have adopted an Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. Information regarding the process for reporting such complaints is available on our website at www.ocerainc.com/contact.
Consideration of Director Candidates
Our Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, use of professional search firms to identity potential candidates, meetings to evaluate potential candidates and interviews of selected candidates.
In considering candidates for director, the Nominating and Corporate Governance Committee will consider the appropriate qualities, skills and characteristics desired of nominees for Board members in the context of the current make-up of the Board of Directors. The Board of Directors as a whole should collectively possess a diverse range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. The Nominating and Corporate Governance Committee considers all of these qualities, and with respect to existing directors, the director's past attendance at meetings and participation in, and contributions to, the activities of the Board of Directors and committees of the Board on which the director served, when selecting, subject to ratification by our Board of Directors, candidates for director.
The Board of Directors does not have a policy with respect to the consideration of diversity in identifying director candidates. However, as noted above, the Board of Directors considers the diversity of the skills, expertise, industry and other knowledge, and business and other experience of the Board of Directors as a whole when evaluating director nominees.
Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth below under "Stockholder Nominations." The Nominating Committee will evaluate stockholder recommended candidates in the same manner as it evaluates candidates recommended by others.
Stockholder Nominations.    Our amended and restated bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Corporate Governance Committee also reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary in accordance with our bylaws and otherwise follow the procedures set forth in the bylaws. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposals, see "Stockholder Proposals for 2017 Annual Meeting of Stockholders" below.

Related Person Transaction Policy
Our Board of Directors has adopted a related person transaction policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. For more information regarding these transactions, see "Certain Relationships and Related Party Transactions" in this proxy statement.
Policy governing director attendance at annual meetings of stockholders
Our policy is to encourage all of our directors to be present at our annual stockholder meetings.
Board and Committee Meetings
The following table sets forth the number of meetings held during the fiscal year 2016 by the Board of Directors and by each committee thereof. Each of the directors, who were serving on our Board of Directors during fiscal year 2016 and is standing for re-election, attended at least 75% of the total number of meetings of the Board of Directors and of each of the committees of which he or she was a member during the time each such individual was a member of the Board of Directors.

Number of Meetings Held
Board of Directors	4
Audit Committee	5
Compensation Committee	4
Nominating and Corporate Governance	3

DIRECTOR COMPENSATION
General
On August 30, 2013, the Board of Directors adopted the Non-Employee Director Compensation Policy. On April 23, 2015, the Board of Directors amended and restated the Non-Employee Director Compensation Policy to extend the post-termination exercise period for stock options granted to non‑employee directors. On March 31, 2016 the Board of Directors again amended and restated the Non-Employee Director Compensation Policy (as amended and restated, the “Third Amended Non-Employee Director Compensation Policy”) to increase the base compensation and the annual equity award for all non-employee directors and to increase annual compensation for the chair of the Audit Committee. The material terms of the Third Amended Non-Employee Director Compensation Policy are set forth below.
Non-Employee Director Compensation Policy
The compensation arrangements for non-employee directors under the terms of the Third Amended Non-Employee Director Compensation Policy are as follows. Directors who are also our employees receive no additional compensation (beyond their regular employee compensation) for their services as directors.

Annual Amount ($)
Annual Cash Retainer for each Board Member:	35,000
Additional Cash Retainer for the Chairman of the Board:	25,000
Additional Cash Retainer for the Lead Independent Director:	20,000
Audit Committee Chair:	17,500
Other Audit Committee Members:	7,500
Compensation Committee Chair:	10,000
Other Compensation Committee Members:	5,000
Nominating and Corporate Governance Committee Chair:	8,000
Other Nominating and Corporate Governance Committee Members:	4,000
Under the terms of the Third Amended Non-Employee Director Compensation Policy, each newly elected non-employee director received a one-time grant of an option to purchase 20,000 shares of our common stock promptly following election or appointment to the Board of Directors. These options vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the succeeding three-year period, provided that the applicable non-employee director is, as of the applicable vesting date, then a director. In addition, each non-employee director was granted each year an option to purchase 12,500 shares of our common stock, provided that he or she was, as of the grant date, then a director of the Company. Each such option vests in equal monthly installments over the 12-month period commencing with the date of grant, provided that he or she is, as of the applicable vesting date, then a director. The Third Amended Non-Employee Director Compensation Policy provides that if a non-employee director ceases to be a director for any reason, any portion of such director’s outstanding equity awards may be exercised, to the extent then exercisable, for a period of three years from such date or until the expiration date of the applicable option, if earlier.
All non-employee directors receive reimbursement for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the respective committees on which they sit.
On March 29, 2017, the Board of Directors approved an amendment and restatement of the Third Amended Non-Employee Director Compensation Policy (as amended and restated, the "Fourth Amended Non-Employee Director Compensation Policy") to change the form of equity awards granted under the policy from stock options to restricted stock units. The number of shares underlying equity awards granted under the Fourth Amended and Restated Non-Employee Director Compensation Policy remains unchanged from the Third Amended and Restated Non-Employee Director Compensation Policy.

2016 Non-Employee Director Compensation Table
The following table presents information regarding the compensation of our non-employee directors for the year ended December 31, 2016. Linda S. Grais, M.D., our President and Chief Executive Officer, serves on our Board of Directors but did not receive compensation for her service as a director and the compensation paid to Dr. Grais as an employee during the year ended December 31, 2016 is set forth in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Eckard Weber, M.D.	66,250	23,505 (3)	89,755
Steven P. James	63,750	23,505 (3)	87,255
Nina Kjellson	42,750	23,505 (3)	66,255
Michael Powell, Ph.D.	45,250	23,505 (3)	68,755
Anne M. VanLent	58,625	23,505 (3)	82,130
Wendell Wierenga, Ph.D.	38,750	23,505 (3)	62,255
Willard Dere, M.D. (4)	6,407	32,649 (5)	39,056

(1)
Amounts in this column represent fees earned under the Second Amended Non-Employee Director Compensation Policy and the Third Amended Non-Employee Director Compensation Policy effective March 31, 2016 for the year ended December 31, 2016.

(2)
Amounts in this column represent the grant date fair value of option granted to the non-employee directors during 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to herein, as “FASB ASC Topic 718”). These amounts do not necessarily correspond to the actual value that may be realized by the non-employee directors. The assumptions made in valuing the options reported in this column are discussed in Note 2, Summary of Significant Accounting Policies under subsection “Stock‑Based Compensation,” and in Note 10, Stock-Based Compensation, of our audited financial statements included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2016, as filed with the SEC.

(3)
On June 14, 2016, the Board of Directors authorized the grant of an option to purchase 12,500 shares of our common stock to each non‑employee director who was serving in such capacity on such date. These options have an exercise price per share of $2.26, the closing price of our common stock on the NASDAQ Global Market on the date of grant.

(4)	Dr. Willard Dere was appointed to the Board of Directors on October 26, 2016.

(5)
On October 26, 2016, the Board of Directors authorized the grant of an option to purchase 20,000 shares of our common stock to Dr. Willard Dere. This option has an exercise price per share of $2.42, the closing price of our common stock on The NASDAQ Global Market on the date of grant.

The following table sets forth the aggregate number of shares of our common stock underlying unexercised stock options held as of December 31, 2016 by each of the persons who served as a non-employee director during 2016:

Number of Shares Underlying Options Outstanding as of December 31, 2016
Eckard Weber, M.D.	58,484
Steven P. James	42,500
Nina Kjellson	52,500
Michael Powell, Ph.D.	58,484
Anne M. VanLent	57,235
Wendell Wierenga, Ph.D.	52,500
Willard Dere, M.D.	20,000
Limitation of Liability and Indemnification Arrangements
As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors.

Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated bylaws provide that:

•	we will indemnify our directors, officers and, at the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•
we will advance expenses, including attorneys’ fees, to our directors and, at the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have also entered into, or intend to enter into, indemnification agreements with each of our executive officers and directors. These agreements will provide that we will indemnify each of our directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS
Biographical information regarding our executive officers as of March 31, 2017 and our Named Executive Officers is set forth below. Each executive officer is elected annually by our Board of Directors and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Name	Age	Position
Linda S. Grais, M.D.	60	Chief Executive Officer and President
Michael Byrnes	40	Chief Financial Officer and Treasurer
Stan Bukofzer, M.D.	61	Chief Medical Officer
Gaurav Aggarwal, M.D.	44	Former Chief Business Officer
Linda S. Grais, M.D.—Please refer to "Proposal No. 1—Election of Directors" section of this proxy statement for Dr. Grais' biographical information.
Michael Byrnes has served as our Chief Financial Officer since December 2014, as our Treasurer since September 2014 and as our Vice President, Finance since June 2014. Prior to joining the Company, Mr. Byrnes served as Corporate Controller of Maxygen, Inc. since March 2010. From June 2007 to March 2010, Mr. Byrnes worked for NeurogesX, Inc. in financial roles of increasing responsibility, most recently as Director of Finance. From December 2002 to June 2007, Mr. Byrnes served as Finance and Accounting Manager for Lipid Sciences Inc. Mr. Byrnes' experience also includes a variety of finance and accounting roles from 1996 to 2002 at ADAC Labs (a Philips Medical Systems company) and Bay View Capital Corporation. Mr. Byrnes received a B.S.C. in Finance from Santa Clara University and an M.B.A. from California State University, Hayward.
Stan Bukofzer, M.D. has served as our Chief Medical Officer since January 5, 2016. Prior to joining us, Dr. Bukofzer served as Chief Medical Officer of Hospira, Inc., a leading provider of injectable infusion technologies, from June 2012 through September 2015. From July 2007 to June 2012, Dr. Bukofzer was Vice President of Astellas Scientific and Medical Affairs, Inc. where he had responsibility for seven therapeutic areas including oncology, immunology, urology, anti-infectives, dermatology and cardiovascular. From 1995 to 2007 Dr. Bukofzer worked for Abbott Laboratories in a variety of positions of increasing responsibility, most recently as Divisional Vice President and Head of Global Medical Affairs. Dr. Bukofzer received his medical degree from the University of Witwatersrand in South Africa and was trained in internal medicine, as well as gastroenterology and hepatology.
Gaurav Aggarwal, M.D. formerly served as our Chief Business Officer from April 2014 to October 2016. Dr. Aggarwal served as a Managing Director of Investor Growth Capital, Inc., a venture capital firm, from January 2013 through December 2013, where he focused on investments in life sciences companies. Dr. Aggarwal was previously a member of the General Partner at Panorama Capital, L.P., a venture capital fund, from August 2006 through December 2012. From March 2004 until August 2006, Dr. Aggarwal was an associate with JPMorgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to joining JP Morgan Partners, LLC, Dr. Aggarwal focused on venture capital investments in biopharmaceutical and medical device companies at KBL Healthcare Ventures and Wasserstein Perrella & Co. From June 2009 through May 2013, Dr. Aggarwal served on the board of directors of Hyperion Therapeutics, Inc. (NASDAQ:HPTX), a publicly-held biopharmaceutical company focused on the development of drugs for orphan and hepatic diseases. Dr. Aggarwal received his M.D. from Columbia University, College of Physicians & Surgeons, and his B.S. in Agricultural Economics from Cornell University.

PROPOSAL NO. 2
NON-BINDING ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:
RESOLVED, that the stockholders of Ocera Therapeutics, Inc. approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Company's 2017 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within the "Executive Compensation" section of the Company's proxy statement.
We urge you to read the Compensation Discussion and Analysis included in this proxy statement, which discusses how our compensation policies and practices implement our compensation philosophy. We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.
The vote regarding the compensation of our named executive officers described in this Proposal No. 2, referred to as a "say-on-pay vote," is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.
Vote Required
The affirmative vote of a majority of the votes cast either in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the compensation of our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes the Company's executive compensation program as it relates to the following "named executive officers."

•	Linda S. Grais, M.D., our President and Chief Executive Officer;

•	Michael Byrnes, our Chief Financial Officer;

•	Stan Bukofzer, M.D., our Chief Medical Officer; and

•	Gaurav Aggarwal, M.D., our former Chief Business Officer;
The following discussion should be read together with the compensation tables and related disclosures set forth below.
Executive Compensation Objectives and Philosophy
The key objectives of our executive compensation program are (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) to align the interests of our executive officers and our stockholders through short-term and long-term incentive compensation programs. For our executive officers, these short-term and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our results of operations and their actual total compensation.
We expect to continue to provide our executive officers with a significant portion of their compensation through cash incentive compensation contingent upon the achievement of financial, operational and individual performance metrics as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance. Historically, all of our equity compensation for our executive officers has been in the form of options to purchase shares of our common stock, which only have intrinsic value if our stock price increases over time.
In January 2016, the Compensation Committee enhanced our commitment to performance-based compensation in our long-term incentive compensation program for our named executive officers and, as a result, made an important enhancement through the addition of stock options that will become exercisable only if we meet specified objective performance criteria. For 2016, 25% of the total value of the equity awards granted to our named executive officers were in the form of performance-based stock options where exercisability is subject to the achievement of performance goals tied to an increase in our stock price (and time-based vesting).
We seek to apply a consistent philosophy to compensation for all executive officers.
Setting Executive Compensation
Our Compensation Committee is responsible for approving the compensation of the Chief Executive Officer and other executive officers. Historically, our Compensation Committee and Board of Directors have conducted an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.
When setting executive compensation, our Compensation Committee considers our overall company performance, including our progress towards our research and development goals. They also consider compensation paid by similarly situated biotechnology companies. In addition, our Compensation Committee continues to consider performance, the changing roles and responsibilities of our executive officers and the expected future contributions of our executive officers, and has typically taken into account advice from other independent members of our Board of Directors. Our Compensation Committee believes that understanding competitive market data is an important part of its decision-making process and while this exercise does not perfectly capture all the unique aspects of our business, typically it provides a solid foundation upon which to base executive compensation decisions.
Consideration of 2016 Advisory Vote on Executive Compensation
In 2016, we asked our stockholders, through an advisory vote, to approve the compensation of our named executive officers for 2015. The 2016 advisory vote received strong support from stockholders, garnering a 96.5% affirmative vote. As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation program and to reward outstanding financial and operational performance, the Compensation Committee will, in consultation with its compensation consultant, continue to consider changes to our executive compensation program as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent.
Our Compensation Committee will continue to consider the outcome of future say on pay votes, regulatory changes and emerging best practices when making compensation decisions for our named executive officers.
Role of the Compensation Committee
Beginning in 2016, to even more closely align the interest of our executive officers with those of our stockholders, our Compensation Committee determined that a portion of the annual equity awards granted to our named executive officers will be in the form of options to purchase shares of our common stock which will become exercisable only if we meet predetermined stock price goals.
Our Compensation Committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. Our Compensation Committee operates under a written charter adopted by our Board of Directors, which provides that the Compensation Committee has overall responsibility for:

•	periodically reviewing and assessing our processes and procedures for the consideration and determination of executive compensation;

•	reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans; and

•	determining the equity awards and bonus amounts for our other executive officers.
In reviewing and approving these matters, our Compensation Committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals. In determining appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. Our Chief Executive Officer annually reviews the performance of each of the other named executive officers with the Compensation Committee.
Role of Compensation Consultant
Our Compensation Committee engaged Compensia, Inc. (referred to herein as "Compensia") in 2015 to provide guidance in evaluating compensation proposals for 2016.
Our Compensation Committee requires that its compensation consultants be independent of Company management. During 2016, Compensia did not provide services to our Company other than the services to our Compensation Committee described in this proxy statement. Our Compensation Committee performs an annual assessment of the compensation consultants' independence to determine whether the consultants are independent. Our Compensation Committee has determined that Compensia is independent and that its work has not raised any conflict of interests.
Competitive Positioning and Compensation Peer Group
        In December 2015, our Compensation Committee retained the services of Compensia to review and provide comparative data on the base salary, bonus, equity compensation and target and actual total direct compensation of our executive officers as compared against 19 similar public biotechnology companies of similar size and stage of clinical development (the "compensation peer group"), with market capitalization between $23 million and $566 million, and revenue of between zero and $41 million.
The companies in the 2016 compensation peer group approved by the Compensation Committee were as follows:

Achaogen	MediciNova
Agile Therapeutics	MEI Pharma
Akebia Therapeutics	OncoGenex Pharmaceuticals
Ardelyx	Onconova Therapeutics
ArQule	Oncothyreon
AVEO Pharmaceuticals	OXiGENE
Conatus Pharmaceuticals	Sunesis Pharmaceuticals
Cytokinetics	Threshold Pharmaceuticals
Genocea Biosciences	Trevena
Marinus Pharmaceuticals

The compensation peer group is reviewed periodically by our Compensation Committee, which may replace companies in the group from time to time due to factors such as merger and acquisition activity, changes in market position and company size relative to our own, or the emergence of new competitors.
Compensation Best Practices
Our executive compensation program incorporates the following best practices:

•	A significant portion of our executive officers' target total direct compensation opportunity is based on performance;

•	No executive officer is entitled to receive any tax gross-up payments;

•	Any payments in connection with a change in control, including severance payments or benefits, are "double trigger";

•	We do not allow repricing of stock options without stockholder approval;

•	Our Compensation Committee retains an independent compensation consultant to advise on executive compensation; and

•	Our Compensation Committee regularly reviews our incentive compensation programs to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk taking.
Elements of Executive Compensation
The primary elements of our compensation program are:

•	base salary;

•	performance-based cash incentives;

•	long-term equity incentives; and

•	severance and change in control payments and benefits.
Base salary, performance-based cash incentives and long-term equity incentives are the most significant elements of our executive compensation program and, on an aggregate basis, they are intended to substantially satisfy our program's overall objectives. Typically the Compensation Committee has, and will seek to, set each of these elements of compensation at the same time to enable it to simultaneously consider all of the significant elements and their impact on compensation as a whole. Taking this comprehensive view of all compensation components allows us also to make compensation determinations that reflect the principles of our compensation philosophy. We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, our Compensation Committee does not apply any rigid allocation formula in setting our executive compensation, and may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, the individuals involved and their responsibilities, experience and performance.
Base Salary
We provide base salary to our named executive officers to compensate them for services rendered on a day-to-day basis. Base salary also provides guaranteed cash compensation to secure the services of our executive talent. The base salaries of our named executive officers are primarily established based on the scope of their responsibilities, experience, performance and contributions, taking into account comparable company data provided by our compensation consultants and based upon our Compensation Committee's understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. Typically, our Compensation Committee reviews the base salaries of our named executive officers annually and may also increase the base salary of a named executive officer at other times if a change in the scope of his or her responsibilities, such as a promotion, justifies such consideration.
We believe that providing a competitive base salary relative to the companies with which we compete for executive talent is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward our executive officers for their overall performance. Accordingly, the compensation philosophy and approach of our Compensation Committee is to generally provide base salaries for each of our executive officers at or near the 50-75th percentile base salary amount of similarly situated executives in our compensation peer group.

2016 Base Salaries
The base salaries for our named executive officers for the year ended December 31, 2016 were as follows.

Name	2016 Base Salary ($)
Linda S. Grais, M.D.	495,000
Michael Byrnes	325,000
Stan Bukofzer, M.D.	405,000
Gaurav Aggarwal, M.D.(1)	360,000

(1)	Dr. Aggarwal’s employment ended effective October 7, 2016.
2017 Base Salaries
Base salaries for our named executive officers for 2017 and the percentage increase from 2016 base salaries are set forth in the table below.

Name	2017 Base Salary ($)	Percentage Increase
Linda S. Grais, M.D.	520,000	5%
Michael Byrnes	331,500	2%
Stan Bukofzer, M.D.	421,200	4%
Performance-Based Cash Incentives
Our Compensation Committee seeks to establish an appropriate mix of cash payments and equity awards to meet our short-term and long-term goals and objectives. In March 2016, our Compensation Committee approved the annual incentive program for 2016, including the opportunity for eligible participants to earn cash incentive awards based on our performance against 2016 corporate goals and, for executive officers other than our Chief Executive Officer, based upon achievement of individual performance goals.
The following table shows the target performance-based incentive award opportunity for each named executive officer (expressed as a percentage of his or her annual base salary in 2016) and the actual cash bonus payments to our named executive officers for 2016 performance, which were paid in January 2017. The details regarding the determination of these cash bonus awards are discussed below.
2016 Annual Incentive Program

Name	2016 Target Award (% of Base Salary)	2016 Target Award Opportunity ($)	2016 Actual Bonus Payment ($)	2016 Actual Bonus Payment (% of Target Award Opportunity)
Linda S. Grais, M.D.	50%	247,500	235,125	95%
Michael Byrnes	40%	130,000	125,125	96%
Stan Bukofzer, M.D.	40%	162,000	164,025	101%
Gaurav Aggarwal, M.D.	40%	144,000	—	—%

(1)	Dr. Aggarwal's employment ended effective October 7, 2016 and, as a result, he did not receive a performance-based annual incentive award payment for 2016.
Under the 2016 annual incentive program, our Compensation Committee had the discretion to adjust any bonus award as it deemed appropriate.
In making its determination regarding awards under the 2016 annual incentive program, our Compensation Committee considered our success against our 2016 corporate goals. The 2016 corporate goals approved by our Compensation Committee, the relative weightings assigned to each goal, and actual achievement during the year as a percentage of the target performance level and the weighted performance against these corporate goals for 2016, were as follows:

2016 Corporate Goals	Relative Weighting	Actual Achievement For 2016 (as a % of target)	Weighted Performance
Complete enrollment in STOP-HE by end of 2016	40%	100%	40%
Top-line data in STOP-HE available by end of 2016	10%	75%	0%
Characterize pharmacology (bioavailability, pK/pD profile, first pass metabolism) of orally administered OCR-002 in cirrhotics by end of 2016	25%	100%	25%
Deliver Phase 1/2 GMP tablets by clinical use by end of 2016	10%	75%	0%
Availability of at least 12 months cash at December 31, 2016 via strategic transaction and/or financing	15%	100%	15%
Approved 2016 Corporate Performance Level	100%		80*%
* Although the enumerated goals were achieved at an 80% level, the Compensation Committee believed a supplemental bonus of 15% was appropriate in light of management's achieving clinical development and operational goals.
For Dr. Grais, her bonus under the 2016 annual incentive program was based solely upon achievement of the corporate performance goals set forth above and, accordingly, the Compensation Committee determined to award her a cash bonus under the 2016 annual incentive program at 95% of her target bonus opportunity. For Mr. Byrnes and Dr. Bukofzer, cash bonuses under the 2016 annual incentive program were based on 75% on achievement of our corporate goals and 25% on achievement of individual performance goals, which were aligned with the Company’s corporate goals within their respective areas of responsibility, including internal and external finance quality, securing additional capital and progress with respect to clinical development and operations. Our Compensation Committee determined that Mr. Byrnes and Dr. Bukofzer had met their individual goals at 100% and 120% achievement, respectively. Accordingly, our Compensation Committee determined to award cash bonuses under the 2016 annual incentive program at 96% and 101% of their target award opportunities to Mr. Byrnes and Dr. Bukofzer, respectively.
Equity Compensation
Long-term incentive compensation in the form of equity awards is an integral part of our overall executive compensation program. Providing our named executive officers with the opportunity to realize value through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executive officers’ interests with those of our stockholders. In addition, the time-based and performance-based vesting features of our equity awards contribute to executive retention and encourage achievement of corporate performance goals designed to increase stockholder value.
These equity awards, which have historically consisted solely of options to purchase shares of our common stock, are based on our Compensation Committee’s analysis of relevant compensation information and were awarded with the intention of aligning the interests of our executive officers with creation of stockholder value, attracting and retaining key executives and maintaining overall executive compensation, including the equity component of such compensation, at a competitive level. Our Compensation Committee believes granting executives equity awards in the form of stock options aligns the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying the value that may be realized from such awards to an increase in our stock price.
In early 2016, following the Compensation Committee's review of the Company's and management's performance in 2015, to even more closely align the interest of our executive officers with those of our stockholders, our Compensation Committee determined that a portion of the annual equity awards granted to our named executive officers will be in the form of options to purchase shares of our common stock which will become exercisable only if we meet predetermined stock price goals. These awards were granted in January 2016. The Compensation Committee completed its review of the Company’s and management’s performance and granted awards for 2016 performance in December 2016. Consequently, the Company’s executive officers received equity awards twice in 2016.
Typically, in determining the size of their annual equity awards, the Compensation Committee considers peer group data prepared by our compensation consultants, in addition to each executive officer’s performance and prior equity award history (considering the size and terms of prior awards and reviewing both unvested and outstanding equity held).
2016 Equity Awards
On January 5, 2016, in connection with his hire and pursuant to the terms of his employment agreement, Dr. Bukofzer was granted an option to purchase an aggregate of 400,000 shares of our common stock. Such stock option vests as follows: (i) 300,000 of the shares are subject to time-based vesting and 25% of such shares vest on the first anniversary of the grant date and the remainder of such shares vest in 36 equal monthly installments thereafter and (ii) 100,000 of such shares were subject to performance-based vesting, which performance goals were not achieved in 2016 and such options were forfeited.
On January 6, 2016, our Compensation Committee approved the following performance-based stock options to Drs. Grais and Aggarwal and Mr. Byrnes following its review of management's performance in 2015:

Named Executive Officer	Number of Shares Underlying Options
Linda Grais, M.D.	116,200
Michael Byrnes	41,100
Gaurav Aggarwal, M.D.	49,325
These performance-based options vest and become exercisable in 48 equal monthly installments following January 6, 2016, subject to the named executive officer’s continuous service through the applicable vesting date and provided that the closing price of our common stock on the NASDAQ Global Market equals or exceeds $6.00 per share for 20 consecutive trading days on or before June 30, 2017.
In addition, in January 2016 our Compensation Committee approved the following time-based stock option awards to Drs. Grais and Aggarwal and Mr. Byrnes:

Named Executive Officer	Number of Shares Underlying Options
Linda Grais, M.D.	348,600
Michael Byrnes	123,300
Gaurav Aggarwal, M.D.	147,975
These time-based stock option vest and become exercisable in 48 equal monthly installments following January 6, 2016, subject to the named executive officer’s continuous service through the applicable vesting date. Each of the stock options granted in January 2016 has an exercise price per share equal to $2.98, which was the closing price of our common stock on the NASDAQ Global Market on the date of grant.
On December 15, 2016, our Compensation Committee approved the following time-based stock option awards to our named executive officers following its review of management's performance in 2016:

Named Executive Officer	Number of Shares Underlying Options
Linda Grais, M.D.(1)	289,200
Michael Byrnes(1)	102,300
Stan Bukofzer, M.D.(2)	208,350
(1) These time-based stock option vest and become exercisable in 48 equal monthly installments following December 15, 2016, subject to the named executive officer’s continuous service through the applicable vesting date and has an exercise price per share equal to $2.15, which was the closing price of our common stock on the NASDAQ Global Market on the date of grant.
(2) This option vested and became exercisable as to 25,000 of the shares underlying such option on December 15, 2016 and the remaining shares vest and become exercisable in 48 equal monthly installments following December 15, 2016, subject to the named executive officer’s continuous service through the applicable vesting date and has an exercise price per share equal to $2.15, which was the closing price of our common stock on the NASDAQ Global Market on the date of grant.
The Compensation Committee determined that these awards were appropriate in light of the Company’s and management’s performance in 2016. In determining the size of the awards, the Compensation Committee considered peer group data prepared by our compensation consultants, in addition to each executive officer’s performance and prior equity award history (considering the size, exercise price and other terms of prior awards, and outstanding equity held). The Company believed that granting these stock options furthered its goal of aligning the incentives of our executives with the interests of our stockholders and our long-term performance since stock options directly tie the value that may be realized from such awards to an increase in our stock price.

2017 Equity Awards
On March 29, 2017, the Compensation Committee approved the grant of the following restricted stock unit awards ("RSUs") to our named executive officers serving at such time:

Named Executive Officer	Number of Shares Underlying RSUs
Linda Grais, M.D.	230,000
Michael Byrnes	150,000
Stan Bukofzer, M.D.	200,000
These RSUs vest as to 50% of the shares on December 31, 2017 and as to the remaining 50% of the shares on December 31, 2018, provided that the named executive officer is providing services to the Company on such date. In addition, if the named executive officer's employment or service relationship is terminated by the Company without Cause, then a pro rata portion of the RSUs shall be deemed pro rata vested based upon the number of months of service provided by the named executive officer in the vesting period and, if the named executive officer's service is terminated by us without Cause in anticipation of and within three months before, concurrently with, or within 12 months following a Sale Event (as defined in the Amended and Restated 2011 Stock Option and Incentive Plan), then all RSUs shall vest in full.
The Compensation Committee determined that such RSU awards were necessary to retain and incentivize our named executive officers and the switch in the form of equity awards granted to our named executive officers in 2017 from stock options to RSUs was driven by the Compensation Committee's desire to deliver equivalent value to our named executive officers using fewer authorized shares while continuing to provide meaningful incentives to our named executive officers to achieve increases in the value of our stock over time.
Employee Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We also provide contribution under our 401(k) savings plan to employees generally, including our named executive officers, up to the IRS limitations for contribution.
Employment Agreements; Severance and Change in Control Arrangements
We have entered into employment agreements with our named executive officers that provide for specified payments and benefits in connection with a termination of employment by us without Cause or a resignation by the executive officer for Good Reason (as each such term is defined in the employment agreement). Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in connection with a change in control of the Company are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain non-solicitation and non-competition covenants and confidentiality provisions, and require the named executive officers to execute a general release of claims to receive any payments and benefits.
For a description of the severance and change in control arrangements with our named executive officers, see “Employment Agreements” and “Potential Payments upon Termination or Change in Control” below.
Tax and Accounting Considerations
We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.
Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is

“performance-based” under Section 162(m) or satisfies the requirements of another exemption. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Compensation Committee periodically reviews the potential effects of Section 162(m) and considers whether to structure the performance-based portion of our executive compensation to comply with an exemption in Section 162(m), so that the compensation remains tax deductible to us. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption in Section 162(m) when it believes that such payments are appropriate to attract, motivate and retain executive talent and are in our best interest and that of our stockholders.
2016 Summary Compensation Table
The following table provides information regarding the compensation paid, earned, and received by each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Linda S. Grais, M.D.	2016	495,000		37,125	1,436,618	198,000	9,534	(4)	2,176,277
President and Chief Executive Officer	2015	446,250		13,387	460,800	191,888	8,982		1,121,307
	2014	425,000		—	503,250	148,750	8,580		1,085,580
Michael Byrnes	2016	325,000		14,625	452,373	110,500	8,190	(5)	910,688
Chief Financial Officer	2015	285,000		5,130	197,285	104,880	8,166		600,461
Stan Bukofzer, M.D.(6)	2016	402,144		18,225	1,264,698	145,800	27,044	(7)	1,857,911
Chief Medical Officer
Gaurav Aggarwal, M.D.(8)	2016	316,457	(9)	—	419,720	—	8,139	(10)	744,316
Chief Business Officer	2015	307,000		5,526	197,285	112,976	8,190		630,977
	2014	203,462		10,000	1,307,397	60,000	12,059		1,592,918

(1)
The amounts reported in this column for 2016 represent supplemental bonuses awarded in light of management's achieving clinical development and operational goals during 2016. The amounts reported in this column for 2015 represent discretionary bonuses paid for exceptional Company performance.

(2)
The amounts reported in this column represent the grant date fair value of each option to purchase shares of our common stock calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be realized by the named executive officers upon exercise. For Dr. Aggarwal, the amount reported for 2016 includes the incremental fair value attributable to the modification of option awards held by Dr. Aggarwal at the time of his termination of employment to extend the post-termination exercise period for such options to the earlier of December 31, 2017 or the expiration date of the option. Such incremental fair value was $31,581. In addition, the amount reported for Dr. Aggarwal for 2016 includes the grant date fair value of $23,148 for an option to purchase 18,000 shares of common stock awarded to Dr. Aggarwal on November 11, 2016 in his capacity as a consultant of the Company. The assumptions made in valuing the options reported in this column are discussed in our audited financial statements (Note 2), Summary of Significant Accounting Policies under subsection “Stock-Based Compensation,” and in (Note 10), Stock Options included in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

(3)
The amounts reported in this column represents bonuses paid in 2017, 2016 or 2015, respectively, based upon the achievement of corporate performance goals related to clinical and business development as well as qualitative individual performance goals for the year indicated.

(4)	The amount reported represents a Company contribution to the 401(k) plan of $7,950 and Company-paid life insurance premiums of $1,584.

(5)	The amount reported represents a Company contribution to the 401(k) plan of $7,950 and Company-paid life insurance premiums of $240.

(6)	Dr. Bukofzer's employment with the Company commenced on January 5, 2016. His annualized base salary for 2016 was $405,000.

(7)
The amount reported represents a Company contribution to the 401(k) plan of $7,950, Company-paid life insurance premiums of $1,584 and reimbursement of travel and lodging expenses related to travel between Dr. Bukofzer's home and our headquarters totaling $17,510. Such travel and lodging expenses include (i) transportation expenses of $4,777, (ii) lodging expenses of $7,436 and (iii) meal expenses of $297. In addition, the Company reimbursed Dr. Bukofzer for $5,000 in legal expenses.

(8)
Dr. Aggarwal’s employment ended effective October 7, 2016. His annualized base salary for 2016 was $360,000. Dr. Aggarwal continued to provide services to the Company as a consultant following the termination of his employment.

(9)
The amount reported consists of base salary paid to Dr. Aggarwal through the date of his termination of employment as well as $38,380 in accrued but unused paid time off that was paid to him in connection with the termination of his employment.

(10)	The amount reported represents a Company contribution to the 401(k) plan of $7,950 and Company-paid life insurance premiums of $189.
2016 Grants of Plan-Based Awards Table
The following table shows information regarding grants of plan-based awards during the year ended December 31, 2016 to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)
Linda S. Grais, M.D.	1/6/2016	247,500	—	348,600	2.98	852,530	(3)
	1/6/2016		116,200	—	2.98	165,004	(4)
	12/15/2016		—	289,200	2.15	419,084	(3)
Michael Byrnes	1/6/2016	130,000	—	123,300	2.98	249,611	(3)
	1/6/2016		41,100	—	2.98	54,517	(5)
	12/15/2016		—	102,300	2.15	148,245	(3)
Stan Bukofzer, M.D.	1/5/2016	162,000	—	300,000	3.06	753,300	(3)
	1/5/2016		100,000	—	3.06	209,475	(5)
	12/15/2016			208,350	2.15	301,923	(3)
Gaurav Aggarwal, M.D.	1/6/2016		—	147,975	2.98	310,496	(3)
	1/6/2016		49,325	—	2.98	65,427	(5)
	11/11/2016			18,000	2.45	23,148	(3)

(1)
Represents the target amount of each named executive officer’s performance-based cash incentive opportunity under our 2016 annual incentive program as adopted by our Compensation Committee and described in the “Compensation Discussion and Analysis” above. The actual performance-based cash incentive payments for 2016 are provided in the “2016 Summary Compensation Table” above.

(2)	The exercise price of these options to purchase shares of our common stock is equal to the closing price of our common stock on the NASDAQ Global Market on the grant date.

(3)
Represents the grant date fair value of stock options granted to the named executive officers in 2016, calculated in accordance with FASB ASC Topic 718. For purposes of these calculations, we have disregarded the estimate of forfeitures related to service-based vesting conditions.

(4)	Dr. Aggarwal's employment ended effective October 7, 2016.

(5)
Represents the grant date fair value of stock options granted to the named executive officers in 2016 with performance-based vesting conditions, calculated in accordance with FASB ASC 718 and based on the probable outcome of the performance metrics applicable to the options.

Outstanding Equity Awards at December 31, 2016 Table
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2016. Options to purchase shares of our common stock granted prior to August 13, 2013 were granted pursuant to the Ocera Therapeutics 2005 Stock Plan and options granted after such date were granted pursuant to the Ocera Therapeutics, Inc. 2011 Stock Option and Incentive Plan, as amended.

			Option Awards
			Number of Securities Underlying Unexercised Options (1)
Name	Vesting Start Date		Exercisable	Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Linda S. Grais, M.D.	12/15/2016	(4)	—	289,200	—	2.15	12/15/2026
	1/6/2016	(5)	—	—	116,200	2.98	1/6/2026
	1/6/2016		79,888	268,712	—	2.98	1/6/2026
	6/18/2015		60,000	100,000	—	3.76	6/18/2025
	6/11/2014	(3)	23,428	14,062	—	7.84	6/11/2024
	8/13/2013		409,625	81,925	—	7.38	8/13/2023
	6/7/2012	(2)	61,653	—	—	0.67	6/13/2022
	6/16/2011	(2)	11,969	—	—	0.67	6/16/2021
Michael Byrnes	12/15/2016	(4)	—	102,300	—	2.15	12/15/2026
	1/6/2016	(5)	—	—	41,100	2.98	1/6/2026
	1/6/2016		28,256	95,044	—	2.98	1/6/2026
	6/18/2015		28,125	46,875	—	3.76	6/18/2025
	12/2/2014		35,000	35,000	—	7.50	12/2/2014
	6/20/2014		34,375	20,625	—	7.50	7/1/2024
Stan Bukofzer, M.D.	12/15/2016	(6)	25,000	183,350	—	2.15	12/15/2026
	1/5/2016		—	300,000	—	3.06	1/5/2026
Gaurav Aggarwal, M.D.(7)	11/11/2016	(8)	2,250	15,750	—	2.45	11/11/2016
	1/6/2016		27,745	—	—	2.98	12/31/2017
	6/18/2015		23,438	—	—	3.76	12/31/2017
	6/11/2014		14,063	—	—	7.84	12/31/2017
	4/28/2014		105,729	—	—	8.26	12/31/2017

(1)
Except as otherwise set forth below, the shares of our common stock underlying each of the outstanding stock options vest and become exercisable at a rate of 25% of the total grant on the first anniversary of the vesting start date with the remaining 75% vesting in 36 equal monthly installments over the first 36 months following the first anniversary of the vesting start date.

(2)	These options are subject to an early exercise feature, pursuant to which all shares were exercisable upon grant, subject to a right of repurchase in favor of the Company.

(3)
Represents an option to purchase 75,000 shares of our common stock. 37,500 of the shares underlying the option would have been earned if we had enrolled at least a specified number of patients in our Phase 2b clinical trial of OCR-002 by December 31, 2014. This performance milestone was not met and, accordingly, such shares were canceled as of December 31, 2014. Twenty-five percent of the remaining 37,500 shares underlying this stock option vested and became exercisable on June 11, 2015 and 75% of the remaining 37,500 shares vest and become exercisable in equal monthly installments over the following three years.

(4)
These stock options vest and become exercisable in 48 equal monthly installments following December 15, 2016, subject to the named executive officer's continuous service through the applicable vesting date.

(5)
These performance-based options vest and become exercisable in 48 equal monthly installments following January 6, 2016, subject to the named executive officer’s continuous service through the applicable vesting date and provided that the closing price of our common stock on the NASDAQ Global Market equals or exceeds $6.00 per share for 20 consecutive trading days on or before June 30, 2017.

(6)
This stock option vested and became exercisable as to 25,000 of the shares underlying on December 15, 2016 and the remaining shares vest and become exercisable in 36 equal monthly installments following December 15, 2016.

(7)	Dr. Aggarwal’s employment ended effective October 7, 2016 and the unvested portion of all stock options held by him terminated and were forfeited on such date.

(8)
Represents an option to purchase 18,000 shares of our common stock. This option shall become exercisable with respect to one eighth of the total number of shares subject to the option on the last day of each full month following the vesting start date, such that all shares subject to the option shall be fully vested and exercisable on the last day of the eighth month following the vesting start date.

2016 Option Exercises and Stock Vested Table
None of our named executive officers exercised any stock options or had other equity awards vest in the year ended December 31, 2016.
Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.
Non-Qualified Deferred Compensation
None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Employment Arrangements with our Named Executive Officers
Linda S. Grais, M.D. On April 8, 2016, we entered into an Amended and Restated Employment Agreement with Dr. Grais, which agreement was amended on March 29, 2017 as set forth below. Dr. Grais currently receives an annual base salary of $520,000. Pursuant to the terms of the Amended and Restated Employment Agreement, Dr. Grais is also eligible to receive an annual performance bonus, with a target amount equal to 50% of her annual base salary, the goals for which will be determined by our Board of Directors or the Compensation Committee after consultation with Dr. Grais. The Company also provides Dr. Grais with a life insurance policy in the amount of $500,000 and she is eligible to participate in the Company’s 401(k) and other employee benefit plans. In the event Dr. Grais’ employment is terminated by the Company without Cause or by her for Good Reason (each as defined in the Amended and Restated Employment Agreement), subject to her execution and non-revocation of a customary release of claims in favor of the Company, she will be entitled to receive (i) continuation of her base salary for 12 months at the rate in effect at termination, (ii) a pro-rated portion of her target bonus for the portion of the year Dr. Grais is actually employed by the Company, (iii) payment of her cost of health benefits and life insurance for 12 months following termination, and (iv) acceleration of the portion of the stock options and other stock-based awards held by Dr. Grais that are subject to time-based vesting that would otherwise have vested during the 12 months following the date of termination assuming no such termination had occurred. In addition, in the event Dr. Grais’ employment is terminated by the Company other than for Cause or by reason of Dr. Grais’ death or permanent disability or by Dr. Grais for Good Reason, in either case, in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Amended and Restated Employment Agreement), subject to her execution and non-revocation of a customary release of claims in favor of the Company, Dr. Grais will be entitled to receive (i) an amount equal to 12 months of her base salary in effect at termination, payable in a single lump sum, (ii) an amount equal to the percentage of her annual base salary she received as a bonus in the prior year multiplied by her base salary received in the year of termination, payable in a single lump sum, (iii) an amount equal to her monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all stock options and other stock-based awards held by Dr. Grais that are subject to time-based vesting. The Amended and Restated Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of her employment and a non-compete covenant that applies during the term of her employment.
Michael Byrnes On January 6, 2016, we entered into an Amended and Restated Employment Agreement with Mr. Byrnes, which agreement was amended on March 29, 2017 as set forth below. Mr. Byrnes currently receives an annual base salary of $331,500. Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Byrnes is also eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary, the goals for which are determined by our Board of Directors or our Compensation Committee after consultation with Mr. Byrnes. Mr. Byrnes is also eligible to participate in the Company’s 401(k) and other employee benefit plans. In the event Mr. Byrnes’ employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Amended and Restated Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, he will be entitled to receive (i) continuation of his base salary for six months following termination at the rate in effect at termination, (ii) a pro-rated portion of his target bonus for the portion of the year Mr. Byrnes is actually employed by the Company, (iii) payment of the cost of his health benefits for six months following termination, and (iv) acceleration of the portion of the stock options and other stock-based awards held by Mr. Byrnes that are subject to time-based vesting that would otherwise have vested during the six months following the date of termination assuming no such termination had occurred. In addition, in the event Mr. Byrnes’ employment is terminated by the Company other than for Cause or by reason of Mr. Byrnes’ death or permanent disability or by Mr. Byrnes for Good Reason, in either case, in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Amended and Restated Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, Mr. Byrnes will be entitled to receive (i) an amount equal to six months of his base salary in effect at termination, payable in a single lump sum, (ii) an amount equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary received in the year of termination, payable in a single lump sum, (iii) an amount equal to his monthly cost of health benefits multiplied by six and (iv) full acceleration of all stock options and other stock-based awards held by Mr. Byrnes that are subject to time-based vesting. The Amended and Restated Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of his employment and a non-compete covenant that applies during the term of his employment.
Stan Bukofzer, M.D. On January 5, 2016, we entered into an Employment Agreement with Dr. Bukofzer. Dr. Bukofzer currently receives an annual base salary of $421,200. Pursuant to the terms of the Employment Agreement, Dr. Bukofzer is eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary, the goals for which will be determined by the Board of Directors or the Compensation Committee in consultation with Dr. Bukofzer. Dr. Bukofzer is eligible to participate in the Company’s 401(k) and other employee benefit plans. In the event Dr. Bukofzer’s employment is terminated without Cause or for Good Reason (each as defined in the Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, he will be entitled to receive (i) continuation of his base salary for nine months following termination at the rate in effect at termination, (ii) 75% of his target bonus (iii) payment of the cost of his health benefits for nine months following termination, and (iv) acceleration of the portion of the stock options and other stock-based awards held by Dr. Bukofzer that are subject to time-based vesting that would otherwise have vested during the nine months following the date of termination assuming no such termination had occurred. In addition, in the event Dr. Bukofzer’s employment is terminated without Cause or for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, Dr. Bukofzer will be entitled to receive (i) an amount equal to twelve months of his base salary in effect at termination, payable in a single lump sum, (ii) a bonus payment equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary in effect at termination, payable in a single lump sum, (iii) an amount equal to his monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all stock options and other stock-based awards held by Dr. Bukofzer that are subject to time-based vesting. The Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of his employment and a non-compete covenant that applies during the term of his employment.
On March 29, 2017, we amended the amended and restated employment agreements with Dr. Grais and Mr. Byrnes. Dr. Grais' amended and restated employment agreement was amended such that, in the event Dr. Grais' employment is terminated by the Company other than for Cause or by reason of Dr. Grais' death or permanent disability or by Dr. Grais for Good Reason, in either case, in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control, subject to her execution and non-revocation of a customary release of claims in favor of the Company. Dr. Grais will be entitled to receive (i) an amount equal to 18 months of her base salary in effect at termination, payable in a single lump sum, (ii) an amount equal to 1.5 times the percentage of her annual base salary she received as a bonus in the prior year multiplied by her base salary received in the year of termination, payable in a single lump sum, (iii)an amount equal to her monthly cost of health benefits multiplied by 18 and (iv) full acceleration of all stock options and other stock-based awards held by Dr. Grais that are subject to time-based vesting. Mr. Byrnes' amended and restated employment agreement was amended such that, in the event Mr. Byrnes employment is terminated by the Company without Cause or by him for Good Reason, subject to his execution and non-revocation of a customary release of claims in favor of the Company, he will be entitled to receive (i) continuation of his base salary for nine months following termination at the rate in effect at termination, (ii) a pro-rated portion of his target bonus for the portion of the year Mr. Byrnes is actually employed by the Company, (iii) payment of the cost of his health benefits for nine months following termination, and (iv) acceleration of the portion of the stock options and other stock-based awards held by Mr. Byrnes that are subject to time-based vesting that would otherwise have vested during the nine months following the date of termination assuming no such termination had occurred. In addition, in the event Mr. Byrnes' employment is terminated by the Company other than for Cause or by reason of Mr. Byrnes' death or permanent disability or by Mr. Byrnes for Good Reason, in either case, in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control, subject to his execution and non-revocation of a customary release of claims in favor of the Company, Mr. Byrnes will be entitled to receive (i) an amount equal to 12 months of his base salary in effect at termination, payable in a single lump sum, (ii) an amount equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary received in the year of termination, payable in a single lump sum, (iii) an amount equal to his monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all stock options and other stock-based awards held by Mr. Byrnes that are subject to time-based vesting.
Estimated Payment and Benefits Upon Termination or Change of Control
The following tables set forth the estimated payments and benefits Drs. Grais and Bukofzer and Mr. Byrnes would receive upon the qualifying termination of employment, assuming such termination occurred on December 31, 2016:
Linda S. Grais, M.D.

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Resignation for Good Reason ($)	Termination by the Company Without Cause, or Resignation for Good Reason, Within 3 Months Before, Concurrently With or Within 12 Months Following Change in Control ($)
Base Salary(1)	495,000	495,000
Bonus(2)	247,500	227,700
Value of vested equity(3)	105,279	105,279
Value of accelerated equity(4)	—	—
Benefits(5)	18,448	18,448
Total(6)	866,227	846,427

(1)
Pursuant to Dr. Grais’ Amended and Restated Employment Agreement, she is entitled to base salary continuation for 12 months in the event of a termination of her employment by the Company without Cause or resignation by Dr. Grais for Good Reason. She is entitled to a lump sum payment equal to 12 months of her then current base salary if her employment is terminated by the Company without Cause or she resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control. On March 29, 2017, the Company entered into an amendment to Dr. Grais’ Amended and Restated Employment Agreement, which is described above. If such amendment had been effective as of December 31, 2016, the amount of base salary that Dr. Grais would have been entitled to upon a termination by the Company without Cause or resignation for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control would have been $742,500 rather than $495,000.

(2)
Pursuant to Dr. Grais’ Amended and Restated Employment Agreement, she is entitled to receive a pro-rated portion of her target bonus in the event of a termination of her employment by the Company without Cause or resignation by Dr. Grais for Good Reason. In the event that her employment is terminated by the Company without Cause or she resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, she is entitled to receive an amount equal to the percentage of her annual base salary that she received as a bonus in the prior year multiplied by her base salary in the year of termination. If the amendment to Dr. Grais’ Amended and Restated Employment Agreement described above had been effective as of December 31, 2016, the amount of bonus that Dr. Grais would have been entitled to upon a termination by the Company without Cause or resignation for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control would have been $341,550 rather than $227,700.

(3)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NASDAQ Global Market on December 30, 2016, the last trading day of the year, which was $2.10 per share.

(4)
Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NASDAQ Global Market on December 30, 2016, the last trading day of the year, which was $2.10 per share.

(5)
Pursuant to Dr. Grais’ Amended and Restated Employment Agreement, she is entitled to receive payment of her cost of health benefits and life insurance for 12 months following termination in the event of a termination of her employment by the Company without Cause or resignation by Dr. Grais for Good Reason. In the event that her employment is terminated by the Company without Cause or she resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, she is entitled to receive an amount equal to her monthly cost of health benefits multiplied by 12. If the amendment to Dr. Grais’ Amended and Restated Employment Agreement described above had been effective as of December 31, 2016, the amount of benefits payments that Dr. Grais would have been entitled to upon a termination by the Company without

Cause or resignation for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control would have been $27,672 rather than $18,448.

(6)
Dr. Grais’ Amended and Restated Employment Agreement has a “best after-tax benefit” provision that provides that, to the extent her severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall pay her the full amount due under the agreement or alternatively, reduce her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to Dr. Grais. In this scenario, the full amount due provides the highest after-tax severance benefit.

Michael Byrnes

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Resignation for Good Reason ($)	Termination by the Company Without Cause, or Resignation for Good Reason, Within 3 Months Before, Concurrently With or Within 12 Months Following Change in Control ($)
Base Salary(1)	162,500	162,500
Bonus(2)	130,000	125,450
Value of vested equity(3)	—	—
Value of accelerated equity(4)	—	—
Benefits(5)	11,756	11,756
Total(6)	304,256	299,706

(1)
Pursuant to Mr. Byrnes’ Amended and Restated Employment Agreement, he is entitled to base salary continuation for six months in the event of a termination of his employment by the Company without Cause or resignation by Mr. Byrnes for Good Reason. He is entitled to a lump sum payment equal to six months of his then current base salary if his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control. On March 29, 2017, the Company entered into an amendment to Mr. Byrnes’ Amended and Restated Employment Agreement, which is described above. If such amendment had been effective as of December 31, 2016, the amount of base salary that Mr. Byrnes would have been entitled to upon a termination by the Company without Cause or resignation for Good Reason would have been $243,750 rather than $162,500 and the amount of base salary that Mr. Byrnes would have been entitled to upon a termination by the Company without Cause or resignation for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control would have been $325,000 rather than $162,500.

(2)
Pursuant to Mr. Byrnes’ Amended and Restated Employment Agreement, he is entitled to receive a pro-rated portion of his target bonus in the event of a termination of his employment by the Company without Cause or resignation by Mr. Byrnes for Good Reason. In the event that his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, he is entitled to receive an amount equal to the percentage of his annual base salary that he received as a bonus in the prior year multiplied by his base salary in the year of termination.

(3)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NASDAQ Global Market on December 30, 2016, the last trading day of the year, which was $2.10 per share.

(4)
Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NASDAQ Global Market on December 30, 2016, the last trading day of the year, which was $2.10 per share.

(5)
Pursuant to Mr. Byrnes’ Amended and Restated Employment Agreement, he is entitled to receive payment of his cost of health benefits for six months following termination in the event of a termination of his employment by the Company without Cause or resignation by Mr. Byrnes for Good Reason. In the event that his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, he is entitled to receive an amount equal to his monthly cost of health benefits multiplied by six. If the amendment to Mr. Byrnes’ Amended and Restated Employment Agreement described above had been effective as of December 31, 2016, the amount of benefits that Mr. Byrnes would have been entitled to upon a termination by the Company without Cause or resignation for Good Reason would have been $17,634 rather than $11,756 and the amount of benefits payments that Mr. Byrnes would have been entitled to upon a termination by the Company without Cause or resignation for Good

Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control would have been $23,511 rather than $11,756.

(6)
Mr. Byrnes’ Amended and Restated Employment Agreement has a “best after-tax benefit” provision that provides that, to the extent his severance payments would constitute excess parachute payments within the meaning of Section 280G his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to Mr. Byrnes. In this scenario, the full amount due provides the highest after-tax severance benefit.

Stan Bukofzer, M.D.

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Resignation for Good Reason ($)	Termination by the Company Without Cause, or Resignation for Good Reason, Within 3 Months Before, Concurrently With or Within 12 Months Following Change in Control ($)
Base Salary(1)	303,750	405,000
Bonus(2)	121,500	—
Value of vested equity(3)	—	—
Value of accelerated equity(4)	—	—
Benefits(5)	107	143
Total(6)	425,357	405,143

(1)
Pursuant to Dr. Bukofzer’s Employment Agreement, he is entitled to base salary continuation for nine months in the event of a termination of his employment by the Company without Cause or resignation by Dr. Bukofzer for Good Reason. He is entitled to a lump sum payment equal to 12 months of his then current base salary if his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control.

(2)
Pursuant to Dr. Bukofzer’s Employment Agreement, he is entitled to receive an amount equal to 75% of his target bonus in the event of a termination of his employment by the Company without Cause or resignation by Dr. Bukofzer for Good Reason. In the event that his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, he is entitled to receive an amount equal to the percentage of his annual base salary that he received as a bonus in the prior year multiplied by his base salary in the year of termination.

(3)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the NASDAQ Global Market on December 30, 2016, the last trading day of the year, which was $2.10 per share.

(4)
Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the NASDAQ Global Market on December 30, 2016, the last trading day of the year, which was $2.10 per share.

(5)
Pursuant to Dr. Bukofzer’s Employment Agreement, he is entitled to receive payment of his cost of health benefits for nine months following termination in the event of a termination of his employment by the Company without Cause or resignation by Dr. Bukofzer for Good Reason. In the event that his employment is terminated by the Company without Cause or he resigns for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change in Control, he is entitled to receive an amount equal to his monthly cost of health benefits multiplied by 12.

(6)
Dr. Bukofzer’s Employment Agreement has a “best after-tax benefit” provision that provides that, to the extent his severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to Dr. Bukofzer. In this scenario, the full amount due provides the highest after-tax severance benefit.

Dr. Aggarwal's employment terminated on October 7, 2016 and Dr. Aggarwal did not receive any severance payments or benefits in connection with his termination and all amounts paid to him in 2016 are reported in the "2016 Summary Compensation Table" above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under "Compensation Discussion and Analysis" in this proxy statement and the transactions described below, since January 1, 2016, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.
We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance, or ratified, by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Each of the transactions described below was approved or ratified by a majority of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Transactions with Our Executive Officers, Directors and 5% Stockholders
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Lease
On October 10, 2013, we entered into a sublease (the "Sublease") with Skyline Management, LLC, as sublandlord ("Skyline") for approximately 761 square feet of space in a building located at 525 University Avenue in Palo Alto, California (the "Premises"). The Premises are a portion of the space currently leased by Skyline pursuant to a Lease (the "Master Lease") by and between Skyline, as tenant, and NVP Associates, LLC, as landlord ("NVP"). We use the Premises as our corporate headquarters. The original term of the Sublease commenced on October 10, 2013 and in December 9, 2016, the term was extended through June 30, 2017. The monthly base rent for the Premises under the Sublease is equal to the base rent per square foot payable by Skyline pursuant to the Master Lease, which equals $6.30 per square foot beginning on January 1, 2014, multiplied by the square footage of the Premises. Also in April 2015, we entered into an agreement with Skyline to lease an additional 1,427 square feet of office space in the Premises, from May 2015 through December 2016. This Sublease was subsequently amended and extended on December 9, 2016 from December 2016 through June 2017. Per the last amendment, we do not have an option to extend this Sublease. John Freund, founding partner of Skyline, is the spouse of Linda S. Grais, our President and Chief Executive Officer.

Equity Compensation Plan Information
The following table provides information as of December 31, 2016 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the Amended and Restated 2011 Stock Option and Incentive Plan, the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
Equity compensation plans approved by security holders:	4,932,554	(1)	5.30	1,176,304	(2)
Equity compensation plans not approved by security holders:	N/A		N/A	N/A
Total	4,932,554		5.30	1,176,304
(1)    Represents 4,932,554 shares of common stock issuable upon the exercise of outstanding options and warrants.
(2)    As of April 15, 2017, there were 111,363 shares available for grants under the 2011 Stock Option and Incentive Plan. There are no shares available for grant under the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.
This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.
In this context, the Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2.
Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

Compensation Committee Steven P. James, Chair Nina Kjellson Wendell Wierenga, Ph.D.

AUDIT COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company’s independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence; reviewing and approving the planned scope of the Company’s annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP; the oversight of the Company’s internal audit function; reviewing with management and the Company’s independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company’s critical accounting policies and estimates and the application of U.S. generally accepted accounting principles. The Audit Committee held five meetings during fiscal year 2016. The Audit Committee is comprised solely of independent directors as defined by the NASDAQ listing standards and Rule 10A-3 of the Exchange Act.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
The Audit Committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.
Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee Anne M. VanLent, Chair Michael Powell, Ph.D. Eckard Weber, M.D.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. This selection will be presented to stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our auditor since 2002. One or more representatives of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.
Although stockholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise, the Board of Directors believes that it is desirable to give our stockholders the opportunity to ratify this selection as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may not change, its selection of Ernst & Young LLP as our independent registered public accounting firm for 2017. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.
Information regarding the fees paid to Ernst & Young LLP for services rendered in 2016 and 2015 and our policies and procedures for the approval of such fees is set forth below.
Principal Accountant Fees and Services
The following table presents fees for professional services provided by Ernst & Young LLP, our independent registered public accounting firm, in the fiscal years ended December 31, 2016 and 2015. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees(1)	$811,042	$761,261
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	811,042	761,261

(1)
Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters and consents).

Pre-Approval Policies and Procedures
Our Audit Committee has established a policy that requires it to pre-approve all services provided by the Company’s independent registered public accounting firm and the fees for such services. The prior approval of our Audit Committee was obtained for all services provided by Ernst & Young LLP in 2016 and 2015 and the fees for such services.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR ON PROPOSAL NO. 3 TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 31, 2016, the Company believes that all Reporting Persons complied with all applicable reporting requirements.
OTHER MATTERS AND DISCRETIONARY VOTING AUTHORITY
The Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders will have authority to vote the shares represented thereby on such matters in accordance with their judgment.
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
Stockholders may submit proposals, which are proper subjects for inclusion in our proxy materials for consideration at our 2018 annual meeting of stockholders by following the procedures prescribed by Rule 14a-8(e) of the Exchange Act. Such proposals must be submitted in writing to Ocera Therapeutics, Inc., Attention: Secretary at 555 Twin Dolphin Drive, Suite 615, Redwood City, California 94065 and received by us at this address no later than December 25, 2017.
In addition, stockholders may propose business to be considered at our 2018 annual meeting of stockholders, but not to have the proposed business included in our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, your proposal or nomination must be submitted in writing to the same address not earlier than Tuesday, February 20, 2018, nor later than Thursday, March 22, 2018. If a stockholder who wishes to present a proposal fails to notify us by Saturday, March 10, 2018 and such proposal is brought before the 2018 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2018 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Proposals, notices and requests for a copy of our bylaws must be delivered to our Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement.
In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.
By Order of the Board of Directors
Linda S. Grais, M.D.
Secretary
April 25, 2017

LOCATION OF OCERA THERAPEUTICS, INC. ANNUAL STOCKHOLDERS MEETING
June 20, 2017 at 9:00 a.m. Pacific Time
Domain Associates
12481 High Bluff Drive, Suite 150
San Diego, CA 92130

Directions From:
San Diego International Airport—Follow I-5 North and take exit 33B for Carmel Valley Rd. and turn right onto Carmel Valley Rd. Use the left two lanes to turn left onto El Camino Real, and use the second from the left lane to turn onto High Bluff Dr.
McClellan-Palomar Airport—Follow I-5 South and take exit 34 for Del Mar Heights Rd. and turn left onto Del Mar Heights Rd. Turn right onto El Camino Real and turn right onto High Bluff Dr.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
2017 Annual Meeting of Stockholders
Tuesday, June 20, 2017 9:00 a.m., Pacific Time
This Proxy is Solicited on Behalf of the Board of Directors.

Please be sure to mark, sign, date and return your proxy card.

^ FOLD HERE - DO NOT SEPARATE - INSERT IN ENVELOPE PROVIDED ^
PROXY BY MAIL		Please mark your votes like this	☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
OCERA THERAPEUTICS, INC.

The Board of Directors recommends a vote FOR all Nominees:				The Board of Directors recommends a vote FOR proposals 2 and 3.
1. To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company's 2018 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Advisory Say-On-Pay Vote
		FOR	WITHOLD AUTHORITY	2. Approval, on advisory basis, of the compensation of our Named Executed Officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:	(01) Eckard Weber, M.D.	☐	☐	Vote on Independent Registered Public Accounting Firm
	(02) Linda S. Grais, M.D.	☐	☐	3.Ratification of Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial Statements of the Company for the year ending 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(03) Steven P. James	☐	☐
	(04) Nina Kjellson	☐	☐
	(05) Anna M. VanLent	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
	(06) Wendell Wierenga, Ph.D.	☐	☐
	(07) Willard Dere, M.D.	☐	☐	COMPANY ID:
For address changes/comments, please check this box and write them on the reverse side where indicated.			☐	PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	2017
This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in the fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held on June 20, 2017.

The notice of the 2017 Annual Meeting of Stockholders and
Proxy Statement and the accompanying 2016 Annual Report are available at:
http://www.cstproxy.com/ocerainc/2017

^ FOLD HERE - DO NOT SEPARATE - INSERT IN ENVELOPE PROVIDED ^
PROXY
OCERA THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 20, 2017 9:00 a.m., Pacific Time
To be held at Domain Associates, 12481 High Bluff Drive, Suite 150, San Diego, California 92130
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Linda S. Grais, M.D. and Michael Byrnes and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on each other matters as may properly come before the annual meeting of stockholders of Ocera Therapeutics, Inc. (the "Company") to be held on Tuesday, June 20, 2017 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of common stock of the Company to which the undersigned is entitled to vote at the Annual Meeting.

The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting.
UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" PROPOSALS NO. 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" PROPOSALS NO. 2 AND 3.

Address Change/
Comments
(If you noted any Address Change/Comment above, please mark corresponding box on the reverse side)
PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued, and to be marked, dated and signed, on the other side)